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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
USAir, Inc.:

We consent to the use of our reports dated February 28, 1996 included herein in the registration statement. Our report on the consolidated financial statements refers to a change in the method of accounting for post-employment benefits effective January 1, 1993.



                                                           KPMG Peat Marwick LLP


Washington, D.C.
July 16, 1996